Exhibit 10.33

AMENDMENT TO WASHINGTON REAL ESTATE INVESTMENT TRUST

LONG-TERM INCENTIVE PLAN

This Amendment (this “Amendment”) to the Washington Real Estate Investment Trust Long-Term Incentive Plan is made as of February 17, 2011.

Background. Washington Real Estate Investment Trust (“WRIT”) has adopted the new 2011 Long-Term Incentive Compensation Plan (the “New Plan”) to replace the Long-Term Incentive Plan that became effective January 1, 2009 (the “2009 Plan”). In connection with the adoption of the New Plan, WRIT is now amending the 2009 Plan with respect to the performance share units (“PSUs”) relating to the 2009 – 2011 and the 2010 – 2012 performance periods to convert them into restricted share units (“RSUs”). No further grants of PSUs will be made after 2010, or remain outstanding, under the 2009 Plan. All RSUs granted under the 2009 Plan before 2011 will remain in effect in accordance with the terms of the 2009 Plan, but after 2010 no further grants of RSUs will be made under the 2009 Plan, other than the above-described PSUs that have been converted into RSUs.

NOW THEREFORE, WRIT hereby amends the 2009 Plan as follows, generally effective January 1, 2011 (the “Effective Date”):

With respect to the PSUs attributable to the three-year performance periods of 2009 – 2011 and 2010 – 2012 (the “2009 – 2011 PSUs” and the “2010 – 2012 PSUs,” respectively), the performance period shall be treated as if it ended December 31, 2010, using (i) for TSR PSUs, actual TSR and the ending share price determined at December 1, 2010, and (ii) for FFO PSUs, actual FFO per share through December 31, 2010 and target FFO per share for the remaining years of the applicable three-year performance period.

In lieu of the PSUs being converted into common shares and delivered within 2 1/2 months of the end of the performance period, the PSUs shall as of the date of this Amendment be converted into RSUs.

The RSUs attributable to the 2009 – 2011 PSUs (the “2009 – 2011 RSUs”) shall vest as of December 31, 2011 if the Participant remains employed by WRIT on that date, and the RSUs attributable to the 2010 – 2012 PSUs (the (“2010 – 2012 RSUs”) shall vest as of December 31, 2012 if the Participant remains employed by WRIT on that date. The RSUs shall also fully vest upon termination of employment before the applicable December 31 vesting date under the same conditions that apply to vesting of RSUs under Section 11 of the 2009 Plan, except that (i) no RSUs shall vest due to the Participant’s retirement, and (ii) in order for a termination to be considered for good reason, in addition to the other requirements of the 2009 Plan, the Participant must give written notice to WRIT or its successor within thirty (30) days following the event creating good reason or receipt of notice of the event of his objection to the event, WRIT or its successor must fail to remedy the event within thirty (30) days following the Participant’s written notice, and the Participant must terminate his employment within thirty (30) days following the failure of WRIT or its successor to remedy the event. Except as provided in this paragraph, all nonvested RSUs are forfeited at termination of employment.

RSUs will be converted into common shares of beneficial interest in WRIT and delivered as soon as administratively feasible after vesting, but in no event later than March 15th of the year following the year in which vesting occurs.

An amount equal to the dividends paid per WRIT common share from January 1, 2009 through the date of this Amendment shall be paid, within thirty (30) days after the date of this Amendment, in cash for each WRIT share represented by the RSUs. Thereafter and until the earlier of the date of issuance of WRIT shares for the RSUs or the date of forfeiture of the RSUs upon termination of employment (if applicable), an amount equal to the dividends paid per WRIT common share after the date of this Amendment shall be paid, at the same date dividends on WRIT common shares are paid, in cash for each WRIT share represented by the RSUs.

The foregoing provisions of this Amendment apply only to the 2009 – 2011 RSUs and the 2010 – 2012 RSUs. All other RSUs that are outstanding on the date of this Amendment shall remain subject to the provisions of the 2009 Plan as in effect prior to this Amendment.

Notwithstanding any other provision of this Amendment or of the 2009 Plan, no new grants of PSUs or RSUs shall be made under the 2009 Plan after 2010, except for the 2009 – 2011 RSUs and the 2010 – 2012 RSUs described herein.

Except as specifically amended hereby, the 2009 Plan shall remain in full force and effect as prior to this Amendment.

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